Exhibit 10.2

FIRST AMENDMENT TO
STOCKHOLDERS’ AGREEMENT

This FIRST AMENDMENT TO STOCKHOLDERS’ AGREEMENT (this “Amendment”) is made and entered into as of September 24, 2014, by and between LPL Financial Holdings Inc., a Delaware corporation (f/k/a LPL Investment Holdings Inc., “LPL”), and TPG Partners IV, L.P., a Delaware limited partnership (“TPG”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings assigned to such terms in that certain Stockholders’ Agreement, dated as of November 23, 2010, by and among the Company, TPG and the other parties thereto (the “Stockholders Agreement”).

Recitals

WHEREAS, the Company, TPG and the other parties thereto entered into the Stockholders Agreement in order to provide for certain governance rights and to set forth the respective rights and obligations of the stockholders following LPL’s initial public offering; and

WHEREAS, the parties hereto desire to amend the Stockholders Agreement on the terms set forth herein.

Agreement

NOW, THEREFORE, in consideration of the premises and of the respective covenants and agreements contained herein and in the Stockholders Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Section 2.2(b) of the Stockholders Agreement shall be deleted in its entirety and be of no further force and effect.

2.    Section 2.2(c) of the Stockholders Agreement shall be deleted in its entirety and be of no further force and effect.

3.    Section 2.4 of the Stockholders Agreement shall be deleted in its entirety and replaced with the following:

Section 2.4.     Amendment of Bylaws and Certificate of Incorporation.
(a)     The Company agrees that, without the written consent of the Sponsors, it will not directly or indirectly (including through any merger or consolidation) (i) for so long as any Sponsor has the right to nominate a Director in accordance with Section 2.2, or in the case of the TPG Sponsor, owns more than 10% of the Shares Beneficially Owned by it as of November 23, 2010, amend Article X of its Amended and Restated Certificate of Incorporation; (ii) for so long as any Sponsor has the right to nominate a Director in accordance with Section 2.2, or in the case of the TPG Sponsor, owns more than 10% of the Shares Beneficially Owned by it as of November 23, 2010, amend the provisions of the bylaws of LPL (the “Bylaws”) relating to advance nomination of directors in any manner directly or indirectly adverse to the H&F Sponsors or the TPG Sponsor or that would require advance notice to their Director nominees; (iii) for so long as the Sponsors Beneficially Own a majority of the outstanding Shares, amend Section 2.3, Section 2.4, Section 2.5 or Section 2.7 of the Bylaws and (iv) adopt any provision of the Bylaws or the Amended and Restated Certificate of Incorporation of LPL that is inconsistent with this Agreement or any of the foregoing provisions of the Bylaws or the Amended and Restated Certificate of Incorporation of LPL.

4.    Section 2.5(a) of the Stockholders Agreement shall be deleted in its entirety and replaced with the following:

(a)    Information Rights. For so long as any Sponsor has the right to nominate at least one director pursuant to Section 2.2, or in the case of the TPG Sponsor, owns more than 10% of the Shares Beneficially Owned by it as of November 23, 2010, such Sponsor will, subject to Section 5.4 hereof, have the right to obtain any reports, documents, information or other materials distributed of LPL and its Subsidiaries which a member of the LPL Board has received or has the right to receive from LPL.

5.    Section 6.12(b) of the Stockholders Agreement shall be deleted in its entirety and replaced with the following:

(b)    This Agreement shall terminate upon the later of the time that no Sponsor has the right to nominate at least one director pursuant to Section 2.2, or in the case of the TPG Sponsor, owns more than 10% of the Shares Beneficially Owned by it as of November 23, 2010, the termination with respect to all Stockholders of Article IV pursuant to Section 4.14(a) and the expiration of the Shelf Period; provided, however, that Section 4.10, Section 4.11 and Section 4.13 shall survive as specified in Section 4.14(b) and Section 6.7 shall survive termination of this Agreement.

6.     Except as otherwise provided herein, all terms, provisions, covenants, representations, warranties and conditions in the Stockholders Agreement shall remain unchanged and in full force and effect.

7.    The corporate laws of the State of Delaware will govern all questions concerning the relative rights of the parties hereunder to the extent such laws are applicable.

8.    From and after the date hereof, any reference to the Stockholders Agreement shall be deemed to be a reference to the Stockholders Agreement as amended hereby.

9.    This Amendment may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument. Counterpart signature pages to this Amendment may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first above written.

LPL FINANCIAL HOLDINGS INC.
By:	/s/ David P. Bergers
David P. Bergers
General Counsel

[Signature Page to First Amendment to Stockholders Agreement]

TPG PARTNERS IV, L.P.
By:	TPG GenPar IV, L.P.,
its general partner

By:	TPG GenPar IV Advisors, LLC,
its general partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

[Signature Page to First Amendment to Stockholders Agreement]